EXHIBIT 99.1
NEWS RELEASE

LivaNova Announces Proposed Private Offering of $300 Million of Convertible Senior Notes

London, March 4, 2024 — LivaNova PLC (Nasdaq: LIVN), a market-leading medical technology company, today announced its intention to offer $300 million aggregate principal amount of convertible senior notes due 2029 (the “notes”) in a private offering only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), subject to market conditions and other factors. LivaNova also intends to grant to the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $45 million aggregate principal amount of the notes.

The notes will be senior, unsecured obligations of LivaNova. Prior to December 15, 2028, the notes will be convertible only upon satisfaction of certain conditions. On or after December 15, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date, the notes may be converted at any time. LivaNova will satisfy any conversion of notes by paying cash up to the aggregate principal amount of such notes being converted and paying or delivering, as the case may be, cash, ordinary shares of LivaNova, or a combination of cash and ordinary shares, at LivaNova’s election, in respect of the remainder, if any, of LivaNova’s conversion obligation in excess of the aggregate principal amount of such notes being converted.

The notes will mature on March 15, 2029, unless earlier converted, redeemed or repurchased. LivaNova may redeem the notes at its option, on or after March 22, 2027, in whole or in part, if the last reported sale price of LivaNova’s ordinary shares has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which LivaNova provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. LivaNova may also redeem the notes at its option, at any time, in whole but not in part, upon the occurrence of certain tax-related events.

The interest rate, conversion rate and other terms of the notes are to be determined upon pricing of the offering.

In connection with the pricing of the notes, LivaNova expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers in the notes offering or their respective affiliates and/or other financial institutions (the “option counterparties”) having an expiration date that is the same as the maturity date of the notes. The capped call transactions would cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of LivaNova’s ordinary shares underlying the notes and are expected generally to compensate (through the payment of cash to LivaNova) for potential dilution to LivaNova’s ordinary shares upon conversion of the notes and to offset any cash payments made in excess of the principal amount of converted notes in the event that the market price per ordinary share, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, with such compensation and/or offset being subject to a cap. If the initial purchasers of the notes exercise their option to purchase additional notes, LivaNova expects to enter into additional capped call transactions with the option counterparties.

LivaNova expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates will purchase LivaNova’s ordinary shares and/or enter into various derivative transactions with respect to LivaNova’s ordinary shares concurrently with or shortly after the pricing of the notes. This activity could increase, or reduce the size of any decrease in, the market price of the ordinary shares or the notes at that time. In addition, LivaNova expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to LivaNova’s ordinary shares and/or by purchasing or selling ordinary shares or other securities of LivaNova in secondary market transactions following the pricing of the notes and prior to the maturity of the notes and are likely to do so (x) during the observation period related to conversions of notes on or after December 15, 2028, (y) during any observation period related to a conversion of notes prior to the close of business on the business day immediately preceding December 15, 2028, if LivaNova elects to unwind a corresponding portion of the capped call transactions in connection with such conversion and (z) following any repurchase of notes by LivaNova if LivaNova elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase. This activity could also cause or avoid an increase or a decrease in the market price of LivaNova’s ordinary shares or the notes, which could affect the ability of noteholders to convert their notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of their notes.

LivaNova’s wholly-owned U.S. subsidiary, LivaNova USA, Inc., is also considering entering into one or more separate and individually negotiated transactions with one or more holders of its 3.00% Cash Exchangeable Senior Notes due 2025 (the “cash exchangeable senior notes”) to repurchase for cash a portion of the cash exchangeable senior notes on terms to be negotiated separately with each holder (each, a “note repurchase”). The cash exchangeable senior notes were issued by LivaNova USA, Inc. and are guaranteed by LivaNova. Any terms of each note repurchase are anticipated to be individually negotiated with each holder of the cash exchangeable senior notes and will depend on several factors, including the market price of LivaNova’s ordinary shares and the trading price of the cash exchangeable senior notes at the time of each such note repurchase. No assurance can be given as to how much, if any, of the cash exchangeable senior notes will be repurchased or the terms on which they will be repurchased. LivaNova USA, Inc. intends to negotiate the note repurchases through one of the initial purchasers and/or its affiliate who would repurchase any such cash exchangeable senior notes from holders and resell them to LivaNova USA, Inc. on or about the closing date of this offering.

LivaNova expects that holders of the cash exchangeable senior notes that sell their cash exchangeable senior notes to LivaNova USA, Inc. as described above and that have hedged their equity price risk with respect to such cash exchangeable senior notes may enter into or unwind various derivatives with respect to LivaNova’s ordinary shares (including entering into derivatives with one or more of the initial purchasers in this offering or their respective affiliates) and/or purchase ordinary shares concurrently with or shortly after the pricing of the notes. This activity could increase, or reduce the size of any decrease in, the market price of LivaNova’s ordinary shares, including concurrently with the pricing of the notes, resulting in a higher effective conversion price of the notes.

In connection with the issuance of the cash exchangeable senior notes, LivaNova USA, Inc. entered into capped call transactions with certain financial institutions. To the extent LivaNova USA, Inc. effects any note repurchases, it intends to enter into agreements with those financial institutions to terminate a portion of those capped call transactions in a notional amount corresponding to the amount of cash exchangeable senior notes repurchased. In connection with any such termination of any of the existing capped call transactions and the related unwinding of the existing hedge positions of LivaNova USA, Inc.’s counterparties to those capped call transactions, those counterparties and/or their respective affiliates may unwind various derivatives with respect to LivaNova’s ordinary shares and/or sell ordinary shares concurrently with or shortly after pricing of the notes. This activity could decrease, or reduce the size of any increase in, the market price of LivaNova’s ordinary shares at that time and could decrease, or reduce the size of any increase in, the market value of the notes.

The note repurchases and the unwind of the existing capped call transactions described above, and the potential related market activities by holders of the cash exchangeable senior notes participating in the note repurchases and by the financial institutions party to the capped call transactions, could increase, or reduce the size of any decrease in, or decrease, or reduce the size of any increase in, the market price of LivaNova’s ordinary shares, which may affect the trading price of the notes being offered and the initial conversion price of the notes. LivaNova cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes being offered or LivaNova’s ordinary shares.

Additionally, LivaNova is actively engaged in negotiations with respect to, and has the intention to enter into, an incremental facility amendment to its existing credit agreement in order to increase the aggregate principal amount available to LivaNova under its revolving credit facility and decrease the margin under such facility. However, there is no assurance that the completion of such amendment will be achieved.

LivaNova expects to use the net proceeds of the offering and the unwind of the existing capped call transactions, after fees, discounts, commissions and other offering expenses, (i) to pay the cost of the capped call transactions described above, (ii) to pay the cost of the note repurchases described above and (iii) to the extent LivaNova has remaining proceeds after satisfying the foregoing, for general corporate purposes.

The notes will only be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes have not been, nor will they be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, they may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements. LivaNova will apply for the listing of the notes on The International Stock Exchange in Guernsey.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the notes in any state or jurisdiction in which the offer, solicitation or sale of the notes would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction. This press release does not constitute an offer or solicitation to participate in any note repurchase.

This press release and any other documents or materials relating to the offering are for distribution (a) within the European Economic Area only to persons who are Qualified Investors as defined in Article 2(e) of Regulation (EU) 2017/1129; and (b) within the United Kingdom only to persons who are Qualified Investors as defined in Article 2(e) of Regulation (EU) 2017/1129 as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended, and who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order), (ii) high-net-worth companies, unincorporated associations and partnerships and trustees of high-value trusts as described in Article 49(2)(a) to (d) of the Order or (iii) other persons to whom they may otherwise lawfully be communicated (all such persons in (a) and (b) together being referred to as Relevant Persons). In the European Economic Area and the United Kingdom, the notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. In the European Economic Area and the United Kingdom, any person who is not a Relevant Person should not act or rely on this press release or any of its contents or any such other document or materials.

About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 2,900 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide.

Safe Harbor Statement
This news release contains “forward-looking statements” concerning LivaNova’s goals, beliefs, expectations, strategies, objectives, plans and underlying assumptions and other statements that are not necessarily based on historical facts. These statements include, but are not limited to, statements regarding the potential notes offering, capped call transactions, repurchases of the cash exchangeable senior notes, and unwind of the existing capped call transactions, the potential terms thereof, and the use of any proceeds if the notes offering is successful. Actual results may differ materially from those indicated in LivaNova’s forward-looking statements as a result of various factors, including those factors set forth in Item 1A of LivaNova’s Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented by any risk factors contained in LivaNova’s Current Reports on Form 8-K. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

LivaNova Investor Relations and Media Contacts
+1 281-895-2382
Briana Gotlin
Director, Investor Relations
InvestorRelations@livanova.com
Deanna Wilke
VP, Corporate Communications
Corporate.Communications@livanova.com

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